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                                  EXHIBIT 10.9

                             STOCK OPTION AGREEMENT
                                       OF
                             TTR TECHNOLOGIES, INC.

STOCK OPTION AGREEMENT (this "Agreement") entered into as of January 28, 2004, between TTR TECHNOLOGIES, INC., a Delaware corporation (the "Corporation"), and JUDAH MARVIN FEIGENBAUM (the "Optionee," which term as used herein shall be deemed to include any successor to the Optionee by will or by the laws of descent and distribution, unless the context shall otherwise require).

The Board of Directors of the Corporation approved the issuance to the Optionee, effective as of the date set forth above, of a nonqualified stock option to purchase up to an aggregate of 164,406 shares of the common stock, par value $.001 per share, of the Corporation (the "Common Stock"), at an exercise price of $0.56 per share (the "Option Price"), upon the terms and conditions hereinafter set forth.

The Option (as defined below) hereunder is being granted pursuant to the terms of the Settlement and Termination Agreement dated as of January 28, 2004, between the Parties. The Option and the rights under this Agreement are expressly subject to all the terms and conditions set forth in [FOR INITIAL OPTION ONLY - SECTION 5] [FOR THE ADDITIONAL OPTIONS ONLY - SECTION 16] of the said Settlement and Termination Agreement.

NOW, THEREFORE, in consideration of the mutual premises and undertakings hereinafter set forth, the parties hereto agree as follows:

1. OPTION; OPTION PRICE. The Board of Directors hereby grants as of the date of this Agreement to the Optionee the option (the "Option") to purchase, subject to the terms and conditions of this Agreement, 164,406 shares of the Common Stock of the Corporation at an exercise price per share equal to the Option Price.

2. [Intentionally Omitted]

3. TERM. The term (the "Option Term") of the Option shall commence on the date of this Agreement and shall terminate on January 27, 2009, unless such Option shall theretofore have been terminated in accordance with the terms hereof.

4. VESTING. (a) The Option shall be exercisable in full upon issuance as of the date first written above.

(b) The shares as to which the Option is exercisable may be purchased at any time prior to the expiration or termination of the Option.

5. TERMINATION OF OPTION. The unexercised portion of the Option shall automatically and without notice terminate, be cancelled and become null and void at the expiration date of the Option Term.

6. PROCEDURE FOR EXERCISE.

(a) Subject to the requirements of Section 9, the Option may be exercised, from time to time, in whole or in part (but for the purchase of a whole number of shares only), by delivery of a written notice (the "Notice") from the Optionee to the Secretary of the Corporation, which Notice shall:

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(i) state that the Optionee elects to exercise the Option;

(ii) state the number of shares with respect to which the Option is being exercised (the "Optioned Shares");

(iii) state the date upon which the Optionee desires to consummate the purchase of the Optioned Shares (which date must be prior to the termination of such Option and no later than thirty (30) days after the date of receipt of such Notice);

(iv) include any representations of the Optionee required under Section 9(c);
and

(v) if the Option shall be exercised pursuant to Section 10 by any person other than the Optionee, include evidence to the reasonable satisfaction of the Board of Directors of the right of such person to exercise the Option.

(b) Payment of the Option Price for the Optioned Shares may be made (i) in U.S. dollars by personal or company check, bank draft or money order payable to the order of the Corporation or by wire transfer or (ii) by delivery of such other consideration as the Board of Directors may reasonably deem acceptable.

       (c) In lieu of the exercise procedures noted above, Optionee may elect a cashless exercise. If the Notice of Exercise form elects a "cashless" exercise, the Optionee shall thereby be entitled to receive a number of shares of Common Stock determined by the following formula:
(X-Y) Z

Where    X = the Market Price of the Common Stock (as defined below)

         Y = the Option Price

         Z = number of shares of Common Stock specified in such Notice of Exercise Form

For the purposes of this Option, the term "Market Price of the Common Stock" shall be the closing price of the Common Stock as of the trading day immediately prior to the Option exercise date, as reported by the Reporting Service for the relevant date. "Reporting Service" means Bloomberg LP or if that service is not then reporting the relevant information regarding the Common Stock, a comparable reporting service of national reputation selected by the Corporation.

(d) The Corporation shall issue a stock certificate in the name of the Optionee (or such other person exercising the Option in accordance with the provisions of Section 10) for the Optioned Shares as soon as practicable, but not later than 5 business days after receipt of the Notice and payment of the aggregate Option Price for such shares.

7. NO RIGHTS AS A STOCKHOLDER. The Optionee shall have no rights as a stockholder of the Corporation with respect to any Optioned Shares until the date the (i) Optionee, (ii) if Optionee is a natural person, his nominee, (iii) guardian or (iv) legal representative has exercised the Option in accordance with the terms hereof.

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8. ADJUSTMENTS.

(a) If at any time while the Option is outstanding, there shall be any increase or decrease in the number of issued and outstanding shares of Common Stock through the declaration of a stock dividend, stock split, combination of shares or through any recapitalization resulting in a stock split-up, spin-off, combination or exchange of shares of Common Stock, then and in each such event appropriate adjustment shall be made in the number of shares and the exercise price per share covered by the Option, so that the same proportion of the Corporation's issued and outstanding shares of Common Stock shall remain subject to purchase at the same aggregate exercise price.

(b) Except as otherwise expressly provided herein, the issuance by the Corporation of shares of its capital stock of any class, or securities convertible into shares of capital stock of any class, either in connection with a direct sale or upon the exercise of rights (issued for adequate consideration) or warrants (issued for adequate consideration) to subscribe therefor, or upon conversion of shares or obligations (issued for adequate consideration) of the Corporation convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of or exercise price of shares of Common Stock covered by the Option.

(c) Without limiting the generality of the foregoing, the existence of the Option shall not affect in any manner the right or power of the Corporation to make, authorize or consummate (i) any or all adjustments, recapitalizations, reorganizations or other changes in the Corporation's capital structure or its business; (ii) any merger or consolidation of the Corporation; (iii) any issue by the Corporation of debt securities, or preferred or preference stock that would rank above the shares of Common Stock covered by the Option; (iv) the dissolution or liquidation of the Corporation; (v) any sale, transfer or assignment of all or any part of the assets or business of the Corporation; or
(vi) any other corporate act or proceeding, whether of a similar character or otherwise.

(d) If the Corporation shall consummate any merger, consolidation, business combination or other reorganization in which holders of shares of Common Stock are entitled to receive in respect of such shares any securities, cash and/or other consideration (including a different number of shares of Common Stock) (collectively, a "Reorganization"), this Option shall thereafter be exercisable, in accordance with this Agreement, only for the kind and amount of securities, cash and/or other consideration receivable upon such Reorganization had the Optionee exercised the Option immediately prior to such Reorganization, and any adjustments will be made to the terms of this Option, and this Agreement, to give effect to the Reorganization.

9. ADDITIONAL PROVISIONS RELATED TO EXERCISE.

(a) The Option shall be exercisable only in accordance with this Agreement, including the provisions regarding the period when the Option may be exercised and the number of shares of Common Stock that may be acquired upon exercise.

(b) The Option may not be exercised as to less than one hundred (100) shares of Common Stock at any one time unless less than one hundred (100) shares of Common Stock remain to be purchased upon the exercise of the Option.

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(c) To exercise the Option, the Optionee shall follow the provisions of Section
6 hereof. Upon the exercise of the Option at a time when there is not in effect a registration statement under the Securities Act of 1933, as amended (the "Securities Act") relating to the shares of Common Stock issuable upon exercise of the Option, the Board of Directors in its discretion may, as a condition to the exercise of the Option, require the Optionee to represent in writing that the shares of Common Stock received upon exercise of the Option are being acquired for investment and not with a view to distribution.

(d) Stock certificates representing shares of Common Stock acquired upon the exercise of the Option that have not been registered under the Securities Act shall, if required by the Board of Directors, bear the following legend:

"THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER THE ACT OR PURSUANT TO AN EXEMPTION FROM REGISTRATION OR AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED."

10. RESTRICTION ON TRANSFER. (a) The Option may not be assigned or transferred (which shall be deemed to include with respect to an Optionee that is an entity, a reorganization or merger or consolidation with any other person, entity or corporation) except, if Optionee is a natural person, by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined in the Code, and may be exercised during the lifetime or existence of the Optionee, as applicable, only by the Optionee or, if Optionee is a natural person, the Optionee's guardian or legal representative or assignee pursuant to a qualified domestic relations order. If the Optionee (who is a natural person) dies, the Option shall thereafter be exercisable, during the period specified in
Section 5(a), by his executors or administrators or by a person who acquired the right to exercise the Option by bequest or inheritance to the full extent to which the Option was exercisable by the Optionee at the time of his death. The Option shall not be subject to execution, attachment or similar process. Any attempted assignment or transfer of the Option contrary to the provisions hereof, and the levy of any execution, attachment or similar process upon the Option, shall be null and void and without effect.

11. NOTICES. All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if (i) personally delivered, (ii) sent by nationally-recognized overnight courier or (iii) sent by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

if to the Optionee, to the address set forth on the signature page hereto; and

if to the Corporation, to:

TTR Technologies, Inc.
4424 16th Avenue
Brooklyn, New York, 11204
Attention: Secretary

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or to such other address as the party to whom notice is to be given may have furnished to each other party in writing in accordance herewith. Any such communication shall be deemed to have been given (i) when delivered, if personally delivered, (ii) on the first Business Day (as hereinafter defined) after dispatch, if sent by nationally-recognized overnight courier and (iii) on the third Business Day following the date on which the piece of mail containing such communication is posted, if sent by mail. As used herein, "Business Day" means a day that is not a Saturday, Sunday or a day on which banking institutions in the city to which the notice or communication is to be sent are not required to be open.

12. NO WAIVER. No waiver of any breach or condition of this Agreement shall be deemed to be a waiver of any other or subsequent breach or condition, whether of like or different nature.

13 TAXES. All taxes, withholdings and deductions payable or due in respect of the Option will be borne by Optionee.

14. MODIFICATION OF RIGHTS. The rights of the Optionee are subject to modification and termination in certain events as provided in this Agreement.

15. GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts made and to be wholly performed therein.

16. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

17. ENTIRE AGREEMENT. This Agreement, together with the Settlement Agreement, constitute the entire agreement between the parties with respect to the subject matter hereof, and supersede all previously written or oral negotiations, commitments, representations and agreements with respect thereto.

18. CORPORATION REPRESENTATION. The Corporation hereby warrants and represents that (i) it will, at all times this Option is outstanding, reserve for issuance that number of shares of the Corporation's Common Stock into which this Option is exercisable; and (ii) at the time this Option is exercised, whether in whole or in part, the shares of Common Stock to be issued upon such exercise, will be authorized, fully paid, issued, outstanding and non-assessable shares of capital stock of the Corporation.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

TTR TECHNOLOGIES, INC.


By:      /s/ SAM BRILL

Name:    Sam Brill
Title:   Chief Operating Officer






OPTIONEE:


/s/ JUDAH MARVIN FEIGENBAUM
-------------
Judah Marvin Feigenbaum


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